Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 39 (To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003) The date of this Pricing Supplement is April 28, 2003	Trade Date: 4/28/2003 Issue Date: 5/1/2003

CUSIP or Common Code:	41013MMS6

Price to Public:	100.000% of the principal amount

Proceeds to Issuer:	$766,150.00

Discounts and Commissions:	0.500%

Reallowance:	0.150%

Dealer:	99.625%

Maturity Date:	11/15/2005

Stated Annual Interest Rate:	Floating Rate Note

Interest Reset Periods:	Quarterly, commencing on the 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

Interest Reset Dates:	The 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

Day Count Convention:	Actual/365 (Fixed)

Interest Rate Basis:	Treasury Rate

Index Maturity:	3 month

Spread:	+0.30%

Initial Interest Rate:	1.44952%

Maximum Interest Rate:	3.50% per annum with respect to each Interest Reset Period

Minimum Interest Rate:	N/A

Interest Payment Frequency and Dates:	Quarterly, on the 15th day of August, November, February and May (or, if such day is not a Business Day, the next following Business Day)

First Interest Payment Date:	8/15/2003

Additional Amounts:	N/A

Survivor’s Option:	Yes

Callable by Issuer:	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A

Original Issue Discount[1]:	N/A

Other Material Terms (if any):	N/A

1 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 39 (To Prospectus dated July 22, 2002) The date of this Pricing Supplement is April 28, 2003	Trade Date: 4/28/2003 Issue Date: 5/1/2003

CUSIP or Common Code:	41013MMT4	41013MMU1	41013MMV9	41013MMW7	41013MMX5

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$188,812.50	$826,336.00	$1,099,890.00	$558,076.00	$143,956.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	5/15/2006	5/15/2007	5/15/2008	5/15/2011	5/15/2011

Stated Annual Interest Rate:	2.250%	2.750%	3.200%	Step: 2.950% through 5/14/2005, and 5.000% thereafter (unless called)	3.950%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	6/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	5/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[2]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

2 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 39 (To Prospectus dated July 22, 2002) The date of this Pricing Supplement is April 28, 2003	Trade Date: 4/28/2003 Issue Date: 5/1/2003

CUSIP or Common Code:	41013MMY3	41013MMZ0	41013MNA4	41013MNB2	41013MNC0

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,052,965.00	$210,255.00	$192,080.00	$463,125.00	$2,119,077.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%	97.600%

Maturity Date:	5/15/2013	5/15/2015	5/15/2018	5/15/2023	5/15/2028

Stated Annual Interest Rate:	4.450%	4.550%	4.900%	5.100%	5.250%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	6/15/2003	6/15/2003	6/15/2003	6/15/2003	6/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A	5/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[3]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

3 For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.